UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest reported): February 14, 2006

                                  CARDIMA, INC.
               (Exact name of registrant as specified in charter)



       Delaware                         000-22419                94-3177883
(State or Other Jurisdiction of   (Commission File Number)   (IRS Employer
 Incorporation or Organization)                              Identification No.)

                47266 Benicia Street, Fremont, California, 94538
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (510) 354-0300

                                   Copies to:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
Item 3.02 Unregistered Sales of Equity Securities

As previously disclosed, on August 26, 2005, Cardima, Inc. (the "Company") entered into a $3,000,000 secured Loan Agreement (the "Original Loan Agreement") with Apix International Limited (the "Lender"), which has been fully funded. On February 14, 2006, the Company entered into a loan facility term sheet (the "New Loan Facility") with the Lender which provides for the roll-over of the Original Loan Agreement and the grant of an additional loan facility in the amount of $660,000 at an interest rate of 10% per annum. $200,000 was advanced to the Company upon signing of the New Loan Facility term sheet (the "First Draw Down"). The additional $460,000 of funding is expected to be funded as follows:

o $220,000.00 on or after March 3, 2006 subject to an amended loan agreement being executed in accordance with the terms of the term sheet and subject to the sole and absolute discretion of the Lender (the "Second Draw Down");

o $240,000 on or after March 22, 2006, subject to the sole and absolute discretion of the Lender (the "Third Draw Down").

In addition, the Company and the Lender have agreed to the following terms:

o New Maturity Date. The maturity date of the Original Loan Facility is extended from February 28, 2006 to May 18, 2006.

o New Warrants and Price Adjustment to Existing Warrant. Pursuant to the Original Loan Facility, the Company issued a warrant to the Lender to purchase 30,000,000 shares of the Company's common stock at an exercise price of $0.10 per share (the "Original Warrant"). Pursuant to the New Loan Facility, the exercise price of the Original Warrant has been adjusted to $0.06 per share. In addition, the Company has granted the Lender a new warrant to purchase 23,800,000 shares of the Company's common stock at an exercise price of $0.06 per share for a term of ten years. In addition, upon completion of the Second and Third Draw Downs, the Company will grant the Lender warrants to purchase an additional 8,000,000 shares of the Company's common stock at an exercise price of $0.06 per share for a term of ten years.

o Conversion Rights. The Company has granted the Lender the right to convert the loan principal, interest, facility fees and exit fees into shares of the Company's common stock at a conversion price of $0.06 per share.

o Fee Adjustment. The facility fee has been increased from $60,000 to $80,000. In addition, the exit fee has been increased from $900,000 to $1,300,000.

o New Exit Fees. Upon completion of the First Draw Down, the exit fee was increased by $80,000. In addition, the exit fee will increase by $180,000 upon completion of the Second and Third Draw Downs.

o Registration Rights. Pursuant to the New Loan Facility, the Company agrees to register the shares underlying the loan principal, facility fees, and warrants on a registration statement on Form S-1 as soon as practicable after the date of issuing the warrant, but in any event no later May 31, 2006.

The issuance of the securities underlying the New Loan Facility are exempt from registration requirements of the Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) of such Securities Act and/or Regulation D promulgated thereunder based upon the representations of the Lender that it is an "accredited investor" (as defined under Rule 501 of Regulation D) and that it is purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.


Exhibit
Number    Description
--------  ----------------------------------------------------------------------
10.1      Loan Facility Term Sheet

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  CARDIMA, INC.



Date: February 21, 2006           By: /s/ Gabriel B. Vegh
                                  ------------------------
                                  Name: Gabriel B. Vegh
                                  Chief Executive Officer,
                                  Chief Financial Officer